UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 17, 2013
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 31, 2013 Miller Energy Resources, Inc. (the “Company”) issued a press release announcing certain of its operational results pertaining to the volume of oil sold during its fiscal quarter ending on October 31, 2013. An error was made in the release, comparing these results to the “prior quarter” instead of the “same period in the prior fiscal year.” Additionally, a typographical error was made wherein we stated that we expect to “spud the RU-9 well before end of 2014.” This statement should have read “before the end of 2013.” A copy of the corrected press release is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 2.02 of Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Energy Resources, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 7.01 Regulation FD Disclosure.

As disclosed in Item 2.02 above, on October 31, 2013, the Company issued a press release announcing certain of its operational results pertaining to the volume of oil sold during its fiscal quarter ending on October 31, 2013. An error was made in the release, comparing these results to the “prior quarter” instead of the “same period in the prior fiscal year.” Additionally, a typographical error was made wherein we stated that we expect to “spud the RU-9 well before end of 2014.” This statement should have read “before the end of 2013.” A copy of the corrected press release is furnished as Exhibit 99.1 to this report.

In connection with the announcements contained in that press release, and as previously announced, the Company estimates that it will be producing at 4,000 barrels of oil equivalent per day by the end of this calendar year.

As disclosed in Item 8.01 below, also on October 31, 2013, the Company issued a press release announcing the declaration of a dividend on both its 10.75% Series C Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”) and its 10.5% Fixed Rate/Floating Rate Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”). Attached as Exhibit 99.2 is our press release relating to the dividends referred to in Item 8.01 below.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Energy Resources, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01    Other Events.

On October 17, 2013, the Board of Directors of the Company declared a quarterly dividend of $0.671875 per share on the Series C Preferred Stock. The dividend payment is equivalent to an annualized 10.75% per share, based on the $25.00 per share stated liquidation preference, accruing from September 2013, through November 2013. The record date will be November 15, 2013, and the dividend will be payable on December 2, 2013.

Also, on October 17, 2013, the Board of Directors of the Company declared a dividend of $0.4448 per share on the Series D Preferred Stock. We first issued the Series D Preferred Stock on September 30, 2013. The dividend payment is equivalent to an annualized 10.5% per share, based on the $25.00 per share stated liquidation preference, accruing from its issuance date through November 2013. The record date will be November 15, 2013, and the dividend will be payable on December 2, 2013.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Financial Statements and Exhibits
99.1	Press release dated October 31, 2013 regarding operational update
99.2	Press release dated October 31, 2013 regarding dividends

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2013	Miller Energy Resources, Inc.
By: /s/ Kurt C. Yost
Kurt C. Yost
Senior Vice President and General Counsel